As filed with the Securities and Exchange Commission on January 13, 2004

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LTX CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	04-2594045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

LTX PARK AT UNIVERSITY AVENUE

WESTWOOD, MASSACHUSETTS 02090

781-461-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ROGER W. BLETHEN

LTX CORPORATION

LTX PARK AT UNIVERSITY AVENUE

WESTWOOD, MASSACHUSETTS 02090

781-461-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DAVID E. REDLICK, ESQ.

HAL J. LEIBOWITZ, ESQ.

HALE AND DORR LLP

60 STATE STREET

BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-526-6000

FAX: 617-526-5000

Approximate date of commencement of proposed sale to public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐             .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)

Common Stock, $0.05 par value per share (5)(6)	(7)	(7)

Debt Securities	(7)	(7)

Warrants	(7)	(7)

Total	$250,000,000	$20,225

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock or debt securities and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.
(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(5)	The aggregate amount of common stock registered hereunder is limited, with respect to at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act.
(6)	Includes Rights to purchase shares of Common Stock, $0.05 par value per share, pursuant to the Rights Agreement, dated April 30, 1999, between the registrant and BankBoston, N.A., as rights agent. Prior to the occurrence of certain events, none of which has occurred as of the date hereof, the Rights will not be exercisable or evidenced separately from the common stock.
(7)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 13, 2004

$250,000,000

LTX CORPORATION

Common Stock

Debt Securities

Warrants

We may from time to time issue up to $250,000,000 aggregate principal amount of common stock, debt securities and warrants. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus.

Investing in our securities involves risks. See “ Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated             , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to that offering.

LTX CORPORATION

LTX Corporation designs, manufactures, markets and services semiconductor test solutions. Semiconductor designers and manufacturers worldwide use semiconductor test equipment to test devices at two different stages during the manufacturing process. These devices are incorporated in a wide range of products, including mobile internet equipment such as wireless access points and interfaces, broadband access products such as cable modems and DSL modems, personal communication products such as cell phones and personal digital assistants, consumer products such as televisions, videogame systems, digital cameras and automobile electronics, and for power management in portable and automotive electronics. We provide test systems, global applications consulting, repair services and operational support to over 100 customers in more than 15 countries.

We offer our customers the LTX Fusion® platform, which combines our enVision++ software with our Fusion HFi, Fusion HF or Fusion CX configurations. Fusion was the first of a new class of test systems designed to test system-on-a-chip, or SOC, devices in a single test step. With Fusion, we believe we have the leading test system capable of testing a broad range of analog, digital, and mixed signal (a combination of digital and analog) devices, and most importantly, SOC devices, on a single platform.

We focus our marketing and sales efforts on integrated device manufacturers or “IDMs”; subcontractors, which perform manufacturing services for the semiconductor industry; foundries, which provide wafer manufacturing capability; and fabless companies, which design integrated circuits but have no manufacturing capability.

We were incorporated in Massachusetts in 1976. Our principal executive offices are located at LTX Park at University Avenue, Westwood, Massachusetts 02090 and our telephone number is (781) 461-1000. Our web site is located at www.ltx.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only. The LTX name and logo and the names of products and services offered by us are trademarks or registered trademarks of LTX Corporation. Unless the context otherwise requires, the terms “LTX Corporation,” “we,” “us” and “our” refer to LTX Corporation and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the year ended July 31, 2003 and in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2003, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For purposes of these Acts, any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “will,” “would” and similar expressions may be forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including without limitation, the risk factors referred to above under the caption “Risk Factors”. You should read these risk factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Year Ended July 31,					Three Months Ended
	1999	2000	2001	2002	2003	October 31, 2003
Ratio of earnings to fixed charges	1.1x	12.7x	9.1x	n/a	n/a	n/a

We have computed the ratio of earnings to fixed charges shown above by dividing our pre-tax income from continuing operations before fixed charges by our fixed charges. Fixed charges consist of interest on all indebtedness, including capital lease obligations, amortization of debt expenses and a percentage of rental expense for operating leases that represents interest. We did not achieve a ratio of earnings to fixed charges of 1:1 or greater due to pre-tax losses from continuing operations in the fiscal years ended July 31, 2002 and 2003 and for the three months ended October 31, 2003. As a result, we would have had to generate additional pre-tax income from continuing operations of $116,157,000, $145,068,000 and $9,806,000, respectively, to achieve a coverage of 1:1.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, including:

•	to finance our growth;

•	to develop our products;

•	to repay outstanding indebtedness;

•	for capital expenditures made in the ordinary course of business; and

•	for acquisitions of businesses, products and technologies that may complement or expand our business.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	debt securities; and

•	warrants to purchase any of the securities listed above.

In this prospectus, we will refer to the common stock, debt securities and warrants collectively as “securities.” The total dollar amount of all securities that we may issue will not exceed $250,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our charter and by-laws, which are incorporated by reference into the registration statement which includes this prospectus. The terms of our common stock may also be affected by the Massachusetts General Laws.

Under our charter, our authorized capital stock consists of 100,000,000 shares of common stock, $0.05 par value per share. As of January 9, 2004, we had 52,545,075 shares of common stock outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Each outstanding share of our common stock currently has attached to it one right issued under our shareholder rights plan, which is summarized below.

Common Stock

Voting. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends.

Liquidation and Dissolution. If we are liquidated or dissolve, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities.

Other Rights and Restrictions. Holders of our common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and by-laws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights. Massachusetts law provides that, if we make a distribution to our stockholders, other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

Listing. Our common stock is listed on The Nasdaq National Market.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock. The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management.

Shareholder Rights Plan

On April 30, 1999, our board of directors adopted a shareholder rights plan. Under our shareholder rights plan, each of our common stockholders received a dividend of one right for each outstanding share of common stock that the stockholder owned. The rights trade automatically with our shares of common stock and become exercisable only under the circumstances described below.

The purpose of the rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The rights may have antitakeover effects. They should not, however, interfere with any merger or other business combination approved by our board of directors.

The following description is a summary of the material terms of our shareholder rights plan. It does not restate all of the terms of the plan. We urge you to read our rights agreement because it, and not this description, defines the terms and provisions of the plan. We have filed a copy of our rights agreement as an exhibit to our Registration Statement on Form 8-A, which we filed with the SEC on May 3, 1999 and which is incorporated by reference into the registration statement that includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

Exercise of Rights. Until a right is exercised, the holder of a right will not have any rights as a stockholder. When the rights become exercisable, holders of the rights will be able to purchase from us one share of our common stock at a purchase price of $45.

In general, the rights will become exercisable upon the earlier of:

•	ten business days (or such later date as may be determined by our board of directors) following a public announcement by us that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; or

•	ten business days (or such later date as may be determined by our board of directors) after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of our common stock.

Flip In Event. If a person or group becomes the beneficial owner of 15% or more of our common stock, then each right will then entitle its holder to receive, upon exercise, a number of shares of our common stock which is equal to the exercise price of the right divided by one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a flip in event.

Flip Over Event. If at any time after a person or group becomes the beneficial owner of 15% or more of our common stock,

•	we are acquired in a merger or other transaction in which we do not survive or in which our common stock is changed or exchanged; or

•	50% or more of our assets or earning power is sold or transferred,

then each holder of a right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to the exercise price of the right divided by one-half of the market price of the acquiring company’s common stock on the date of the occurrence of this event.

Exchange of Rights. At any time after a flip in event, our board of directors may exchange the rights by providing to the holders of rights one share of our common stock for each right.

Redemption of Rights. At any time until ten business days after the date on which a person or group acquires beneficial ownership of 15% or more of the outstanding shares of our common stock, we may redeem the rights at a price of $.001 per right. The rights will expire on the close of business on April 30, 2009, subject to earlier expiration or termination as described in our stockholder rights plan.

Massachusetts Law and Charter and By-Law Provisions

Staggered Board of Directors. Our by-laws provide for the division of our board of directors into three classes as nearly equal in size as possible with staggered three-year terms. Our by-laws also provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares of our capital stock entitled to vote in the election of directors or a majority of directors then in office. In addition, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of a majority of the directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Limitation of Liability; Indemnification. Our charter contains provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving certain proscribed conduct, such as the breach of a director’s duty of loyalty or intentional misconduct. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. In addition, our by-laws contain provisions requiring us to indemnify our directors and officers under specified circumstances. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission, in the event of a breach by a director or an officer of his duty of care to us. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Special Meeting of Stockholders. Our by-laws impose restrictions and limitations on the ability of stockholders to call special meetings of stockholders. For example, requests for stockholder meetings may be made only during limited periods of time and must be made by a group of stockholders holding at least 40% of the outstanding capital stock entitled to vote at the meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that nominations for election to our board of directors may be made either by our board of directors or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings.

Business Combinations with Interested Stockholders. The Massachusetts General Laws contain antitakeover provisions regarding, among other things, business combinations with an affiliated stockholder. In general, the Massachusetts General Laws prevent a publicly held Massachusetts corporation from engaging in a business combination, as defined in the Massachusetts General Laws, with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder acquires 90% of the outstanding voting stock of the corporation at the time it becomes an interested stockholder; or

•	the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

An interested stockholder is generally a person owning more than 5% of the outstanding voting stock of the corporation. A business combination includes mergers, consolidations, stock and asset sales and other transactions with the interested stockholder which result in a financial benefit to the interested stockholder.

Control Share Acquisitions. We have elected to opt out of the control share acquisitions provisions of the Massachusetts General Laws. We could, however, opt into these control share acquisitions provisions at any time by amending our bylaws.

In general, the control share acquisitions provisions of the Massachusetts General Laws provide that any person, including his or her affiliates, who acquires shares of a corporation that is subject to the control share acquisitions statute and whose shares represent one-fifth or more, one-third or more, or a majority or more of the voting power of the corporation in the election of directors cannot exercise any voting power with respect to those shares, or any shares acquired by the person within 90 days before or after an acquisition of this nature, unless these voting rights are authorized by the stockholders of the corporation.

The authorization of voting rights requires the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned by:

•	the person making an acquisition of this nature;

•	any officer of the corporation; and

•	any employee who is also a director of the corporation.

There are several other types of share acquisitions that are not subject to these provisions of the Massachusetts General Laws, including acquisitions of shares under a tender offer, merger or consolidation which is made in connection with an agreement to which the corporation is a party and acquisitions of shares directly from the corporation or a wholly owned subsidiary of the corporation.

Transactions with Related Persons. Our by-laws provide that the affirmative vote of not less than 75% of all outstanding shares of our common stock entitled to vote on the matter and not less than two-thirds of all outstanding shares not held by a “related person,” as defined below, are required for the approval of any business, financial, employment or other agreement or arrangement with a related person, or any action, consent or other arrangement which affects our rights or obligations with respect to a related person, including:

•	a merger, consolidation or share exchange of our company or any of our subsidiaries with or into a related person or a corporation which would be an affiliate of a related person after such merger, consolidation or share exchange;

•	a merger or consolidation of a related person into us;

•	a sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or other security device, of all or any of our tangible or intangible assets or those of one of our subsidiaries to a related person;

•	a sale, lease, exchange, transfer, loan or other disposition of all or any tangible or intangible assets of a related person to us or one of our subsidiaries;

•	the issuance of any of our securities or the loan of any of our assets or those of our subsidiaries to a related person;

•	any recapitalization which would increase the voting power of a related person;

•	any loan or other extension of credit by us to a related person or by a related person to us;

•	any employment or consulting agreement or arrangement between us and a related person; and

•	any agreement, contract or other arrangement providing for any of the above.

A “related person” is defined in our by-laws as an individual, corporation, partnership or other person or entity which, together with its affiliates and associates (as defined in Rule 12b-2 of the Securities Exchange Act), beneficially owns (as defined in Rule 13d-3 of the Securities Exchange Act) in the aggregate 10% or more of our common stock entitled to vote generally for directors, and any affiliate or associate of such person or entity.

Notwithstanding the foregoing, stockholder approval is not required if two-thirds of the directors who were members of our board immediately before the time that any related person involved in a transaction described above became a related person have approved the transaction, or if the transaction is between us and one of our wholly-owned subsidiaries.

This section of our by-laws may only be amended by the same affirmative vote as required for a transaction with a related person, unless an amendment is declared advisable by two-thirds of the directors who were members of our board immediately before the time that any related person involved in a transaction described above became a related person, in which case it may be approved by a two-thirds vote of our outstanding common stock entitled to vote thereon.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior notes under the senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated notes under the subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

We conduct some of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries’ creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Except as we may provide in a prospectus supplement, neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

General

We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the notes;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur to us.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of notes of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of interest, or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•	issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock or debt securities in one or more series. We may issue warrants independently or together with common stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern standard time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities;”

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	directly to investors.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also effect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Joseph A. Hedal, our General Counsel. Mr. Hedal has options to purchase an aggregate of 263,375 shares of our common stock, which become exercisable in periodic installments through September 2007. Mr. Hedal also directly holds 37,973 shares of our common stock.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended July 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Our consolidated financial statements as of July 31, 2001, and for the year then ended appearing in our Annual Report on Form 10-K for the year ended July 31, 2003 have been incorporated by reference in this prospectus and have been audited by Arthur Andersen LLP, independent accountants. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. Therefore, Arthur Andersen LLP did not participate in the preparation of the Annual Report on Form 10-K, did not re-issue its audit report with respect to these financial statements and did not consent to the inclusion of its report in the Annual Report on Form 10-K or this prospectus. As a result, investors evaluating offers and purchasing securities pursuant to this prospectus may have no effective remedy against Arthur Andersen in connection with a material misstatement or omission in the financial statements to which its audit report relates. In addition, even if such investors were able to assert such a claim, because it has ceased operations, Arthur Andersen may fail or otherwise have insufficient assets to satisfy claims made by such persons that might arise under federal securities laws or otherwise with respect to Arthur Andersen’s audit report.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information about the public reference room. You can review our electronically filed reports, proxy and information statements on the SEC’s world wide web site at http://www.sec.gov or on our web site at www.ltx.com. Our web site is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended July 31, 2003;

(2)	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2003;

(3)	All our filings pursuant to the Securities Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement;

(4)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC, including any amendments or reports filed for the purpose of updating that description; and

(5)	The description of our rights to purchase common stock contained in our registration statement on Form 8-A filed with the SEC on May 3, 1999, including any amendments or reports filed for the purpose of updating that description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

LTX Corporation

LTX Park at University Avenue

Westwood, Massachusetts 02090

Attention: Investor Relations

Telephone: 781-461-1000

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by LTX Corporation. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$20,225
Transfer agent’s, trustee’s and depository’s fees and expenses	10,000
Printing and engraving expenses	20,000
Legal fees and expenses	40,000
Accounting fees and expenses	8,000
Miscellaneous	10,000

Total expenses	$108,225

Item 15. Indemnification of Directors and Officers.

Chapter 156B of the Massachusetts General Laws, under which LTX is organized, permits a Massachusetts corporation to adopt a provision in its Articles of Organization eliminating or limiting the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty).

On December 8, 1987, the stockholders approved an amendment to the LTX’s Articles of Organization. The amendment to the Articles of Organization, which became effective on April 8, 1988, is as follows:

“No director shall be personally liable to the corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) authorizing distributions to stockholders in violation of the corporation’s Articles of Organization or which render the corporation insolvent or bankrupt, and approving loans to officers or directors of the corporation which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment.”

The By-laws of LTX provide for indemnification of officers and directors as follows:

“Section 6.5 Indemnification

(a) The Corporation shall indemnify each director and officer against all judgments, fines, settlement payments and expenses, including reasonable attorneys’ fees, paid or incurred in connection with any claim, action, suit or proceeding, civil or criminal, to which he may be made a party or with which he may be threatened by reason of his being or having been a director or officer of the corporation, or, at its request, a director, officer, stockholder or member of any other corporation, firm, association or other organization or by reason of his serving or having served, at its request, in any capacity with respect to any employee benefit plan, or by reason of any action or omission by him in such capacity, whether or not he continues to be a director or officer at the time of incurring such expenses or at the time the indemnification is made. No indemnification shall be made hereunder (i) with respect to payments and expenses incurred in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding not to have acted in good faith and in the reasonable belief that his action was in the best interests of the corporation (or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan), or (ii) otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of other rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executor or administrator of such director or officer. The Corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder.

(b) The Board of Directors may, without stockholder approval, authorize the Corporation to enter into agreements, including any amendments or modification thereto, with any of its directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the Corporation’s Articles of Organization and By-laws.

(c) No amendment to or repeal of this section shall have any adverse effect on (i) the right of any director or officer under any agreement entered into prior thereto, or (ii) the rights of any director or officer hereunder relating to his service, for which he would otherwise be entitled to indemnity hereunder, during any period prior to such amendment or repeal.”

LTX has a directors and officers liability policy that insures its directors and officers against certain liabilities which they may incur as directors or officers of LTX.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER		DESCRIPTION

1.1		The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

1.2		The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

3.1	*	Articles of Organization, as amended, of the Registrant

3.2	**	By-Laws, as amended, of the Registrant

4.1		Form of senior indenture

4.2		Form of subordinated indenture

4.3	***	Specimen common stock certificate

4.4	The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

4.5	The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and incorporated hereby by reference

5.1	Opinion of Joseph A. Hedal, Esq.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young, LLP

23.2	Consent of Joseph A. Hedal, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-5 of this Registration Statement)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	Incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3, dated September 11, 1995 (File No. 33-62125).
**	Incorporated by reference to Exhibit 3(B) the Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 1997 (File No. 000-10761).
***	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A, filed September 28, 1993 (File No. 000-10761).

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Massachusetts, on January 12, 2004.

LTX Corporation

By:	/s/ Roger W. Blethen
Roger W. Blethen
Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of LTX Corporation, hereby severally constitute and appoint Roger W. Blethen, David G. Tacelli and Mark J. Gallenberger, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable LTX Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Blethen Roger W. Blethen	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 12, 2004

/s/ Mark J. Gallenberger Mark J. Gallenberger	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 12, 2004

/s/ Daniel V. Wallace Daniel V. Wallace	Controller (Principal Accounting Officer)	January 12, 2004

/s/ Mark S. Ain Mark S. Ain	Director	January 12, 2004

/s/ Robert J. Boehlke Robert J. Boehlke	Director	January 12, 2004

Signature	Title	Date

Richard S. Hill	Director

/s/ Stephen M. Jennings Stephen M. Jennings	Director	January 12, 2004

/s/ Roger J. Maggs Roger J. Maggs	Director	January 12, 2004

/s/ Robert E. Moore Robert E. Moore	Director	January 12, 2004

/s/ Samuel Rubinovitz Samuel Rubinovitz	Director	January 12, 2004

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

1.1		The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

1.2		The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

3.1	*	Articles of Organization, as amended, of the Registrant

3.2	**	By-Laws, as amended, of the Registrant

4.1		Form of senior indenture

4.2		Form of subordinated indenture

4.3	***	Specimen common stock certificate

4.4		The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference

4.5		The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and incorporated hereby by reference

5.1		Opinion of Joseph A. Hedal, Esq.

12.1		Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Ernst & Young, LLP

23.2		Consent of Joseph A. Hedal, Esq. (included in Exhibit 5.1)

24.1		Power of Attorney (see page II-5 of this Registration Statement)

25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

25.2		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939

*	Incorporated by reference to Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-3, dated September 11, 1995 (File No. 33-62125).
**	Incorporated by reference to Exhibit 3(B) the Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 1997 (File No. 000-10761).
***	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A, filed September 28, 1993 (File No. 000-10761).